UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Andrew M. Geisse as a Director of the Company

On February 5, 2015, the Board of Directors of BroadSoft, Inc. (the “Company”) appointed Mr. Andrew M. Geisse as a director of the Company. Mr. Geisse’s term will expire at the 2016 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Geisse and any other person pursuant to which he was selected as a director.

Mr. Geisse, age 58, served as the Chief Executive Officer of AT&T Business Solutions from 2012 until his retirement in 2014. Prior to that role, Mr. Geisse was Executive Vice President of AT&T’s Global Customer Service operations group from 2007 to 2011, overseeing customer service and operations functions for AT&T’s Business Solutions, which include: hosting, applications, Wi-Fi, security, UC, retail and wholesale businesses for wireless and wireline services. From 2004 to 2007, Mr. Geisse served as AT&T’s Chief Information Officer. Mr. Geisse currently serves as an advisor to the Board of Directors of NetNumber, Inc., and as an executive-in-residence with Bessemer Venture Partners.

Mr. Geisse will be compensated in accordance with the Company’s non-employee director compensation policy in effect from time to time. Based on the Company’s current policy, Mr. Geisse will receive an annual grant of restricted stock units (“RSUs”) covering a number of shares of common stock having a value, as of the date of grant, equal to $80,000 (prorated to reflect service from the date of his election through December 31, 2015) which will vest on a quarterly basis. Mr. Geisse will also receive, on a pro-rata basis, an annual cash retainer of $40,000, paid in quarterly installments at the end of each quarter, and subject to the terms of the policy, he will have the ability to elect to receive 100%, 50% or 0% of his annual cash retainer in the form of additional RSUs. The Company will also reimburse Mr. Geisse for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

On February 10, 2015, the Company issued a press release announcing the appointment of Mr. Geisse to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated February 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: February 10, 2015	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 10, 2015